Exhibit 99.1
Daktronics, Inc. Announces Fiscal 2027 First Quarter Results

Earnings per share of $0.40, up 21.2%, on 7.1% sales growth and 10.6% operating margin

Product backlog entering Q2 of $311 million, 6th consecutive quarter backlog exceeded $300 million

Quarter-end cash balance of $155 million

BROOKINGS, S.D., Sept. 2, 2026 – Daktronics, Inc. (NASDAQ: DAKT) (“Daktronics” or the “Company”), a recognized industry leader in digital display and control system technology, today reported results for its fiscal 2027 first quarter, ended August 1, 2026. The first quarter of fiscal 2027 reflects a 13-week reporting period, compared with a 14-week reporting period in the prior-year first quarter.

Fiscal 2027 Q1 Financial Highlights:
•Sales of $234.6 million, 7.1% growth from $219.0 million in the first quarter of fiscal 2026, despite one less week
•Operating income of $24.9 million, 7.2% growth from $23.3 million in the first quarter of fiscal 2026, operating margin of 10.6%
•Diluted earnings per share (“EPS”) of $0.40, up 21.2% from $0.33 in the first quarter of fiscal 2026, representing the highest quarterly diluted EPS in the past 12 quarters
•Operating cash flow of $31.4 million, compared to $26.1 million in the first quarter of fiscal 2026, resulting in period-end cash balance of $154.6 million net of $4.4 million share repurchases
•New orders(1) for products and services of $191.8 million, compared to $238.5 million in the first quarter of fiscal 2026, reflecting the timing of a few substantial orders expected to be booked in the second quarter of fiscal 2027
•Product backlog(1) of $311.3 million for the quarter, compared to $360.3 million at the end of the first quarter of fiscal 2026, marking the sixth consecutive quarter-end with product backlog(1) exceeding $300 million

Ramesh Jayaraman, Daktronics’ President and Chief Executive Officer, said, “Fiscal 2027 began on a strong note as we continued to drive momentum in sales, operating income, and EPS, maintaining our focus on executing the growth and operational excellence initiatives laid out in our long-term plan. During Q1, we continued to advance our strategic priorities, strengthen customer engagement across our core markets, and build upon a healthy sales pipeline. We delivered 21.2 percent year-over-year increase in EPS on 7.1 percent sales growth and operating margin of 10.6 percent, reflecting the ongoing, successful execution of our planned business growth and operational excellence initiatives.”

Tracking to Three-Year Plan
The Company continued to execute across its growth, operational excellence, and capital deployment pillars in support of its fiscal 2028 targets. Progress during the quarter included the following strategic initiatives.

Growth. Core markets and the sales pipeline remained strong during the quarter. The Company advanced targeted vertical market expansion initiatives and invested in software and service offerings that enhance customer value and support recurring revenue growth. A diversified product backlog(1) of $311.3 million reflects continued demand across key business segments.

(1) Orders and backlog metrics are operating measures not defined by GAAP, and our methodology for determining orders and backlog may vary from the methodology used by other companies in determining their orders and backlog amounts. For more information related to backlog, see Part I, Item 1. “Business” of our Annual Report on Form 10-K for the fiscal year ended May 2, 2026.

Operational Excellence. Manufacturing and supply chain initiatives improved efficiency, increased flexibility, and supported long-term margin expansion. Key initiatives included the ramp-up of manufacturing operations in Mexico, procurement optimization efforts, automation investments, and ongoing lean simplification initiatives across the supply chain.

Capital Deployment. Capital allocation remained focused on long-term value creation through investments in plant network improvements and automation designed to enhance operational efficiency and support future growth. The Company also continued returning capital to shareholders through share repurchases, including $4.4 million executed during the first quarter.

“Supported by the execution of our strategic initiatives, our pipeline remains robust. At the same time, our operational improvements are making us leaner and smarter every quarter,” said Mr. Jayaraman. “We also continue to evaluate acquisition and disciplined capital deployment opportunities in complementary products/solutions, verticals, and geographies that can enhance our organic growth strategy. We are tracking well toward our fiscal 2028 targets of 7-10% revenue CAGR, 10-12% operating margin, and 17-20% ROIC. None of this would be possible without the trust of our customers and the dedication of our team, and I am grateful for both.”

First Quarter Results
“Top line growth was solid again this quarter, with net sales increasing 7.1 percent compared to the first quarter of fiscal 2026, despite one less week this quarter,” said Acting Chief Financial Officer Howard Atkins. The increase was led by strong net sales in the Transportation, Live Events, and International business units.

Gross profit rose to $71.6 million or 30.5 percent gross profit margin in the first quarter of fiscal 2027, compared with 29.7 percent gross profit margin a year earlier. The increase in gross profit margin included the receipt of tariff refunds in the first quarter, partially offset by higher memory and other price-sensitive input costs.

Orders(1) for the first quarter of fiscal 2027 were $191.8 million compared to $238.5 million in the first quarter of fiscal 2026. Q1 orders(1) do not include a few substantial transactions negotiated in Q1, which are expected to book in Q2 as the final purchase orders are received. At $311.3 million, backlog(1) remained above $300 million for the sixth consecutive quarter.

Operating expenses were $46.7 million in the first quarter of fiscal 2027, compared to $41.8 million for the first quarter of fiscal 2026. The first quarter of fiscal 2027 included $0.8 million of expenses associated with the acquired XDC display business and microLED development activities, $0.7 million in consulting expenses in support of the operational excellence initiatives, and a $2.0 million commission on a large International project completed during the quarter.

Operating margin was 10.6 percent for the first quarter of both fiscal 2027 and fiscal 2026.

Interest income (expense), net increased for the first quarter of fiscal 2027 compared to the same period a year ago on our higher-average cash balance, which reached $154.6 million as of August 1, 2026.
For the three months ended August 1, 2026, the effective tax rate was 24.3 percent compared to an effective tax rate of 25.9 percent for the three months ended August 2, 2025. The decrease in the effective tax rate was primarily attributable to valuation allowances recorded in fiscal 2026 which did not recur in fiscal 2027.
Net income for the first quarter of fiscal 2027 was $19.4 million, compared to a net income of $16.5 million for the first quarter of fiscal 2026. The increase reflects higher gross profit and operating income compared to the prior-year period.
For the three months ended August 1, 2026, earnings per diluted share was $0.40 compared to $0.33 in the same period last year.

Balance Sheet and Cash Flow
Cash and cash equivalents totaled $154.6 million at August 1, 2026, and $10.5 million of total current and long-term debt was outstanding as of that date. The increase in cash compared to the prior year primarily reflected strong operating earnings and continued focus on working capital management efficiency. At the end of the fiscal 2027 first quarter, the

(1) Orders and backlog metrics are operating measures not defined by GAAP, and our methodology for determining orders and backlog may vary from the methodology used by other companies in determining their orders and backlog amounts. For more information related to backlog, see Part I, Item 1. “Business” of our Annual Report on Form 10-K for the fiscal year ended May 2, 2026.

Company’s working capital ratio was 2.2 to 1. Accounts receivable as of August 1, 2026 was $154.7 million compared to $118.6 million at the end of fiscal 2026, reflecting higher sales volume and timing of customer billings and collections.

In the first three months of fiscal 2027, Daktronics generated $31.4 million of cash from operations and used $4.1 million for purchases of property and equipment. The Company repurchased 225.5 thousand shares of common stock in the first three months of fiscal 2027 at the volume-weighted average price of $19.56, equaling $4.4 million of share repurchases under the $40 million share repurchase authority approved by the Board of Directors in June 2026.
The Company has a $71.5 million senior credit facility that includes a cash flow‑backed revolving line of credit. As of August 1, 2026, there were no advances under the loan portion of the line of credit, and the balance of letters of credit outstanding was $1.9 million.

Webcast Information
The Company will host a conference call and webcast to discuss its financial results today at 10:00 a.m. (Central Time). This call will be broadcast live at http://investor.daktronics.com where related presentation materials will also be posted prior to the conference call. A webcast will be available for replay shortly after the event.

About Daktronics
Daktronics has strong leadership positions in, and is the world’s largest supplier of large-screen video displays, electronic scoreboards, LED text and graphics displays, and related control systems. The Company excels in the control of display systems, including those that require integration of multiple complex displays showing real-time information, graphics, animation, and video. Daktronics designs, manufactures, markets and services display systems for customers around the world in four domestic business units: Live Events, Commercial, High School Park and Recreation, and Transportation, and one International business unit. For more information, visit the Company's website at: www.daktronics.com.

Safe Harbor Statement
Cautionary Notice: This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.

All statements, other than historical facts, included or incorporated in this release could be deemed forward-looking statements, particularly statements that reflect our expectations or beliefs of Daktronics, Inc. (the “Company,” “Daktronics,” “we,” or “us”) concerning future events or our future financial performance. You are cautioned not to place undue reliance on forward-looking statements, which are often characterized by discussions of strategy, plans, or intentions or by the use of words such as “may,” “would,” “could,” “should,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “plan,” “forecast,” “project,” “outlook,” “focus,” “goal,” “target,” “transform,” “expand,” “grow,” “predict,” “potential,” “continue,” or “intend,” the negative or other variants of such terms, or other comparable terminology. The Company cautions that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations as a result of various factors, including, but not limited to, changes in economic and market conditions, management of growth, timing and magnitude of future contracts, orders, and capital investment projects, fluctuations in margins, the introduction of new products and technology, the impact of adverse weather conditions, increased regulation, the imposition of tariffs or other trade restrictions, the availability and costs of raw materials, components, and shipping services, geopolitical and governmental actions, expansion into new geographical markets, the Company’s recent leadership transition, transformation initiatives, future strategy, and other risks, trends, and uncertainties described more fully in the Company’s Annual Report on Form 10-K for its 2026 fiscal year (the “Form 10-K”) and in other reports filed with or furnished to the U.S. Securities and Exchange Commission (the "SEC") by the Company. You should carefully consider the trends, risks, and uncertainties described in this press release, the Form 10-K, other reports filed with or furnished to the SEC by the Company, and other press releases and stockholders reports of the Company before making any investment decision with respect to our securities. If any of these trends, risks, or uncertainties continues or occurs, our business, financial condition, or operating results could be materially and adversely affected, the trading prices of our securities could decline, and you could lose part or all of your investment.

Forward-looking statements are made in the context of information available as of the date of this press release and are based on our current expectations, forecasts, estimates, and assumptions. The Company disclaims any obligation to update or revise any forward-looking statements to reflect actual results or circumstances or events occurring after this release

(1) Orders and backlog metrics are operating measures not defined by GAAP, and our methodology for determining orders and backlog may vary from the methodology used by other companies in determining their orders and backlog amounts. For more information related to backlog, see Part I, Item 1. “Business” of our Annual Report on Form 10-K for the fiscal year ended May 2, 2026.

affecting the forward-looking statements except as may be required by applicable law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

-- END --
For more information contact:
INVESTOR RELATIONS:
Howard I. Atkins, Acting Chief Financial Officer
Tel (605) 692-0200
Investor@daktronics.com

Alliance Advisors IR
Carolyn Capaccio / Jody Burfening
DAKTIRTeam@allianceadvisors.com

MEDIA RELATIONS
mediarelations@daktronics.com

Daktronics, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	August 1, 2026	August 2, 2025
Net sales	$234,565	$218,972
Cost of sales	162,966	153,900
Gross profit	71,599	65,072

Operating expenses:
Selling	18,990	16,834
General and administrative	15,559	14,295
Product design and development	12,114	10,671
	46,663	41,800
Operating income	24,936	23,272

Nonoperating income (expense):
Interest income (expense), net	1,134	893
Other expense, net	(403)	(1,942)

Income before income taxes	25,667	22,223
Income tax expense	6,237	5,753
Net income	$19,430	$16,470

Weighted average shares outstanding:
Basic	48,185	48,902
Diluted	48,901	49,736

Earnings per share:
Basic	$0.40	$0.34
Diluted	$0.40	$0.33

Fiscal 2027 is a 52-week year and fiscal 2026 was a 53-week year. As a result, the three months ended August 1, 2026, includes 13 weeks of operating results, whereas the three months ended August 2, 2025, includes 14 weeks of operating results.

Daktronics, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands)

	August 1, 2026	May 2, 2026
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$154,585	$131,639
Accounts receivable, net	154,700	118,590
Inventories	117,517	110,471
Contract assets	51,608	66,552
Current maturities of long-term receivables	3,499	3,405
Prepaid expenses and other current assets	15,747	11,278
Income tax receivables	3,120	6,047
Total current assets	500,776	447,982

Property and equipment, net	64,292	64,263
Long-term receivables, less current maturities	371	1,125
Goodwill	3,605	3,685
Intangibles, net	3,190	3,263
Right of use, investment in affiliates, and other assets	12,906	11,828
Deferred income taxes	22,240	22,266
TOTAL ASSETS	$607,380	$554,412

Daktronics, Inc. and Subsidiaries
Consolidated Balance Sheets (continued)
(in thousands)

	August 1, 2026	May 2, 2026
	(unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$1,150	$1,150
Accounts payable	80,319	68,617
Contract liabilities	85,969	65,310
Accrued expenses	49,865	44,858
Warranty obligations	13,159	12,398
Income taxes payable	316	1,375
Total current liabilities	230,778	193,708

Long-term warranty obligations	24,663	24,362
Long-term contract liabilities	20,301	20,655
Other long-term obligations	4,633	5,289
Long-term debt, net	9,355	9,629
Deferred income taxes	22	22
Total long-term liabilities	58,974	59,957

STOCKHOLDERS' EQUITY:
Preferred Shares, $0.00001 par value, authorized 5,000 shares; no shares issued and outstanding	—	—
Common stock, $0.00001 par value, authorized 115,000 shares; 53,715 and 53,650 shares issued as of August 1, 2026 and May 2, 2026, respectively	—	—
Additional paid-in capital	198,895	196,837
Retained earnings	192,716	173,286
Treasury stock, at cost, 5,631 and 5,406 shares as of August 1, 2026 and May 2, 2026, respectively	(69,734)	(65,324)
Accumulated other comprehensive loss	(4,249)	(4,052)
TOTAL STOCKHOLDERS' EQUITY	317,628	300,747
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$607,380	$554,412

Daktronics, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	August 1, 2026	August 2, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,430	$16,470
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,682	4,804
Gain on sale of property, equipment and other assets	(28)	(38)
Share-based compensation	1,210	947
Equity in loss of affiliates	—	805
Allowance for credit losses on affiliate loan	—	795
Provision for doubtful accounts, net	211	594
Deferred income taxes, net	22	32
Change in operating assets and liabilities	5,906	1,688
Net cash provided by operating activities	31,433	26,097

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,128)	(4,291)
Proceeds from sales of property, equipment and other assets	219	218
Loans to equity investees	—	(1,547)
Net cash used in investing activities	(3,909)	(5,620)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable	(288)	(500)
Principal payments on long-term obligations	—	(104)
Payments for common shares repurchased	(4,410)	(10,652)
Proceeds from exercise of stock options	198	128
Net cash used in financing activities	(4,500)	(11,128)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(78)	—
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	22,946	9,349

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of period	131,639	127,507
End of period	$154,585	$136,856

Daktronics, Inc. and Subsidiaries
Net Sales and Orders by Business Unit
(in thousands)
(unaudited)

	Three Months Ended
(in thousands)	August 1, 2026	August 2, 2025	Dollar Change	Percent Change
Net Sales:
Commercial	$43,703	$46,167	$(2,464)	(5.3)%
Live Events	86,398	79,800	6,598	8.3
High School Park and Recreation	54,711	59,347	(4,636)	(7.8)
Transportation	21,378	16,575	4,803	29.0
International	28,375	17,083	11,292	66.1
	$234,565	$218,972	$15,593	7.1%
Orders:
Commercial	$46,568	$44,223	$2,345	5.3%
Live Events	47,213	92,219	(45,006)	(48.8)
High School Park and Recreation	56,276	63,254	(6,978)	(11.0)
Transportation	22,703	21,909	794	3.6
International	19,039	16,938	2,101	12.4
	$191,799	$238,543	$(46,744)	(19.6)%

Reconciliation of Free Cash Flow*
(in thousands)
(unaudited)

	Three Months Ended
	August 1, 2026	August 2, 2025
Net cash provided by operating activities	$31,433	$26,097
Purchases of property and equipment	(4,128)	(4,291)
Proceeds from sales of property and equipment	219	218
Free cash flow	$27,524	$22,024
*The term free cash flow is not defined under accounting principles generally accepted in the United States of America (“GAAP”). The table above reconciles free cash flow to the most directly comparable GAAP financial measure. In evaluating its business, Daktronics considers and uses free cash flow as a key measure of its operating performance. It is not a measure of operating income, cash flows from operating activities, or other GAAP figures and should not be considered alternatives to those computations. We define free cash flow as net cash provided by operating activities less payments for property, plant, and equipment, plus proceeds from the sale of, insurance recovery for and grants for property, plant and equipment, if applicable. Our definition of free cash flow may not be comparable to similarly titled definitions used by other companies. Free cash flow is intended to provide information that may be useful for investors when assessing period to period results because it provides them with additional information in assessing our liquidity, capital resources, and financial operating results.

Reconciliation of EBITDA*
(in thousands)
(unaudited)

	Three Months Ended
	August 1, 2026	August 2, 2025

Net income	$19,430	$16,470
Add:
Income tax expense	6,237	5,753
Interest (income) expense, net	(1,134)	(893)
Other expense, net	403	1,942
Depreciation and amortization	4,682	4,804
EBITDA	$29,618	$28,076
*EBITDA is not a measure defined by GAAP. The table above reconciles EBITDA to the most directly comparable GAAP financial measure. Daktronics calculates EBITDA as net income before interest (income) expense, income taxes, depreciation and amortization, and other nonoperating income and expense. EBITDA should not be considered an alternative to net income or any other measure of financial performance calculated in accordance with GAAP. Our definition of EBITDA may not be comparable to similarly titled measures used by other companies. Management believes EBITDA provides investors with useful supplemental information to evaluate operating performance and to facilitate comparisons of operating results between periods by excluding the effects of financing activities, income taxes, and non-cash depreciation and amortization expense.

Reconciliation of Long-term Debt
(in thousands)
(unaudited)
Long-term debt consists of the following:

	August 1, 2026	May 2, 2026
Term Debt	$10,637	$10,925
Long-term debt, gross	10,637	10,925
Debt issuance costs, net	(132)	(146)
Current portion	(1,150)	(1,150)
Long-term debt, net	$9,355	$9,629